Exhibit 99.1

Excel Corporation Reports Results for the Quarter ended March 31, 2016

IRVING, TEXAS–May 23, 2016 – Excel Corporation (OTCQB:EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported its consolidated results for the first quarter ended March 31, 2016. Due to its acquisition of substantially all of the U.S. assets and operations of Calpian, Inc. (OTCPK:CLPI) (“Calpian”) and subsequent divestiture of the leasing operations and related assets of its Payprotec Oregon LLC dba Securus Payments (“Securus”) subsidiary in April 2016, comparative results between the first quarter of 2016 and 2015 are not meaningful. Accordingly, the divested leasing operations of Securus are shown as discontinued operations.

Excel’s revenues for the first quarter ended March 31, 2016 were $4,019,658. Operating costs and expenses were $3,474,766 for the same period, resulting in operating income from continuing operations of $544,892. The loss from the discontinued operations and loss on disposal of operations at Securus was a combined $2,187,870, resulting in a net loss for the period of $1,971,394. After increased interest expense primarily related to the Calpian transaction, the Company recorded net income from continuing operations of $216,276.

“We are pleased to report both significant operating income and net income from continuing operations, demonstrating the success of our recent transactions,” said T. A. “Kip” Hyde, Jr., Excel's CEO. “For the balance of 2016, we expect to see sustained positive income from continuing operations.”

For the quarter ended March 31, 2016, the Company announced the following results [the Table below presents summary financial data; see the Company’s Form 10-Q filed on May 23, 2016 for additional information]:

Excel Corporation
Summary Consolidated Financial Results (Unaudited)

	2015	2015
	(unaudited)	(unaudited)
Revenues	$4,019,658	$1,153,709
Costs and expenses	3,474,766	618,740
Operating income from continuing
operations	544,892	534,969
Interest expense	328,616	78,904
Net income from continuing operations	$216,276	$456,065
Loss from discontinued operations	(1,347,029)	(980,005)
Loss on disposal of operations	(840,641)
Net loss	$(1,971,394)	$(523,940)
Loss Per Share
Basic & Diluted	$(0.020)	$(0.005)

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides integrated financial and transaction processing services to small and medium size merchants throughout the United States. We deliver our products and services through a national network of independent sales representatives, ISOs and agent banks. Excel's subsidiary, eVance Processing Inc., provides an integrated suite of payment processing services and payment solutions, including credit, debit and gift/reward card processing, with ACH and mobile payments solutions including Apple Pay and similar Android-based applications. Merchants can choose from multiple payment gateway solutions for both "brick and mortar" and Internet-based businesses, hardwired or mobile. Excel subsidiary, Excel Business Solutions, provides our merchants with the money they need to grow, offering merchant cash advance and related business loan products designed to help their businesses grow.

Excel Corporation common stock is traded Over-The-Counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

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All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, among others, statements regarding the continued ability to generate net come from continuing operations for 2016. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Robert L. Winspear

Chief Financial Officer

972.476.1000

Bob@ExcelCorpUSA.com